EXHIBIT 10.22

       CNF TRANSPORTATION INC. EQUITY INCENTIVE
          PLAN FOR NON-EMPLOYEE DIRECTORS
            (AS AMENDED JUNE 30, 1997)






SECTION 1

INTRODUCTION

     1.1 Establishment. CNF Transportation Inc., a Delaware corporation (the "Company"), hereby establishes the Amended and Restated CNF Transportation Inc. Equity Incentive Plan for Non-Employee Directors (the "Plan") for those directors ("Directors") of the Company who are neither officers nor employees of the Company, subject to approval by the holders of at least a majority of the outstanding shares of voting stock of the Company, voting in person or by proxy at the 1995 Annual Meeting of Stockholders ("Amendment Approval Date"). Any award granted hereunder in accordance with the amendments to the Plan hereunder is conditioned on such approval. If the Plan is not so approved by the stockholders, such awards shall be null and void.

     1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.


SECTION 2

DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a)  "Annual Cash Retainer" means the then
applicable annual cash retainer payable to a Director for service as a Director.

          (b) "Board" means the Board of Directors of the Company.


          (c) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

          (d) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the bylaws of the Company to serve as such.

          (e) "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange ("NYSE") Composite Tape on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions on the NYSE. If the Stock is not listed on the NYSE at the time of an award, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE, such as the National Market System of the National Association of Securities Dealers Automated Quotation System or such other exchange or automated quotation system on which the Stock is then traded.

          (f)  "Internal Revenue Code" means the Internal
Revenue Code of 1986, as it may be amended from time to time.

          (g) "Option" means an option to purchase Stock granted to a Director pursuant to Section 7 hereof that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

          (h) "Option Amount" means a number of shares of Stock resulting from multiplying 1,000 by a fraction, the numerator of which is the Annual Cash Retainer and the denominator of which is $20,000.

          (i) "Restricted Stock Award" means an award of Stock granted to a Director pursuant to Section 6 hereof that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

          (j) "Restricted Stock Value" as of any grant date shall be a dollar amount equal to $12,500 on or prior to the Amendment Approval Date and 62.5% of the Annual Cash
Retainer thereafter.
          (k) "Stock" means the Common Stock, $0.625 par value, of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3

PLAN ADMINISTRATION

     The Plan is intended to be self-executing pursuant to the terms hereof. However, any questions concerning interpretation or implementation of the Plan shall be decided by the Committee. Subject to the ability of the Board to amend the Plan pursuant to Section 10 hereof, the Committee shall have no authority, discretion or power to select the Directors who will receive Restricted Stock Awards or Options, determine the Restricted Stock Awards or Options to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such Restricted Stock Awards or Options are to be granted, establish the duration and nature of Restricted Stock Awards or Options or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

     Subject to the foregoing limitations, the Committee, by majority action thereof, is authorized to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

SECTION 4

STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares Available Under the Plan. Three Hundred Thousand (300,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock which are issued as Restricted Stock Awards or which are issued upon exercise of an Option shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2  Effect of Forfeitures and Terminations on Shares
Available. Any shares of Stock that are subject to a Restricted Stock Award and which are forfeited shall not be available for reissuance under the Plan. In the event that any Option grant hereunder lapses or otherwise terminates prior to being fully exercised, any shares of Stock allocable to the unexercised portion of such grant shall again be available for future Restricted Stock Awards or grants of Options under the Plan.

     4.3  Adjustment Provisions.

          (a)  If:

               (i)  any recapitalization, reclassification,
spin-off, split-up or consolidation of Stock is effected;

               (ii)  the outstanding shares of Stock are
exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

               (iii)  new, different or additional shares or
other securities of the Company or of another company are received by the holders of Stock; or

               (iv)  any distribution is made to the holders
of Stock other than a cash dividend;

    Then the appropriate adjustments will be made to:

               (i)  the number and class of shares or other
securities that may be issued or transferred pursuant to outstanding Options or Restricted Stock Awards;

               (ii)  the number and class of shares or other
securities available for issuance under the Plan; and

               (iii)  the purchase price to be paid per
share under outstanding Options.

          (b) Upon the dissolution or liquidation of the Company, the Plan shall terminate, and, except as otherwise provided herein, all Options previously granted shall terminate on the date of such dissolution or liquidation of the Company; provided that a Director shall have the right to exercise any Option held by him immediately prior to such dissolution or liquidation to the full extent not theretofore exercised.

          (c)  Adjustments under subparagraph (a) of this
Section 4.3 shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive, subject to any legally required approval of the Board of Directors or of any other entity.

          (d)  Except as provided in subparagraphs (a) and
(b) of this Section 4.3, the issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class shall not affect Options or Restricted Stock Awards hereunder.

     4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money), a proportionate part of such securities or other property shall be set aside and delivered to any Director then holding a Restricted Stock Award upon lapse of all restrictions applicable to such Restricted Stock Award. Prior to the time that any such securities or other property are delivered to a Director in accordance with the foregoing, the Director shall, subject to the same forfeiture provisions applicable to the Restricted Stock Award to which such securities or other property relates, be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Director because restrictions applicable to such Restricted Stock Award do not lapse and such Stock is forfeited, then such securities or other property shall be forfeited to the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     4.5 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then outstanding pursuant to any Restricted Stock Award the Stock or other securities which the Director would have been entitled to subscribe for if immediately prior to such grant the restrictions applicable to such Restricted Stock Award had lapsed. Upon the lapse of all restrictions applicable to Stock held pursuant to a Restricted Stock Award the Director shall be provided the opportunity to subscribe for the additional shares or other securities issuable with respect to such shares of Stock.

     4.6 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to issue a fractional share of Stock, and the total substitution or adjustment with respect to each Restricted Stock Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

     4.7 Determinations by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


SECTION 5

PARTICIPATION

     Each Director shall receive Options and Restricted Stock Awards on the terms and conditions set forth under the Plan. Each Director shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

SECTION 6

RESTRICTED STOCK AWARDS

     6.1 Initial Restricted Stock Awards. On April 25, 1994, each Director who is then a member of the Board shall receive a Restricted Stock Award for the number of shares of Stock determined pursuant to Section 6.3 below. Thereafter, any person first appointed or elected to the Board, who qualifies as a Director immediately following such appointment or election, shall receive a Restricted Stock Award, as of the date of such election or appointment, for the number of shares of Stock determined pursuant to Section
6.3 below.

     6.2  Subsequent Restricted Stock Awards.  Beginning
January 1, 1995, and on each January 1 thereafter, each Director who is a Director on that date shall receive a Restricted Stock Award, as of that date, for the number of shares of Stock determined pursuant to Section 6.3 below, equal to the Restricted Stock Value.

     6.3 Number of Shares Awarded. The number of shares of Stock included in each such Restricted Stock Award shall be determined by dividing the Restricted Stock Value by the Fair Market Value of a share of Stock on the date of grant. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this Section 6 a fractional share of Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

     6.4 Forfeiture of Awards. If a Director voluntarily resigns or is removed for cause as a Board member before completion of the fifth anniversary of the date of the grant of such Restricted Stock Award, the shares of Stock granted pursuant to such Restricted Stock Award shall be forfeited.

     6.5 Restrictions. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Section 6.6.

     6.6 Lapse of Restrictions. Restrictions on Stock covered by a Restricted Stock Award shall lapse upon the fifth anniversary of the date of grant of the Restricted Stock Award. In addition, all restrictions on Stock covered by a Restricted Stock Award shall lapse upon any of the following events:

          (a) Upon the termination of a Director's service as a board member as a result of death, disability, retirement at normal retirement age for directors, failure to be nominated for election as a director or failure to be elected by stockholders as a Board member;

          (b) In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Stock), or if all or substantially all of the assets or more than 50% of the outstanding Stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company; or

          (c) In the event of a change of control of the Company. For purposes of the Plan, a "change of control" shall be deemed to have occurred if during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

     6.7 Privileges of a Stockholder. A Director shall have all voting, dividend, liquidation and other rights with respect to Stock received by him as a Restricted Stock Award under this Section 6, whether or not restrictions have lapsed.

     6.8 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

          (a) Requiring the Director to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

          (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


SECTION 7

OPTION GRANTS

     7.1 Initial Option Grants. An Option to purchase such number of shares of Stock as equals 2.5 times the Option Amount shall be granted (i) on January 1, 1995 to each person who is a Director on that date, subject to and conditioned upon the approval of shareholders on the Amendment Approval Date as provided in Section 1.1, and (ii) to other Directors elected or appointed to the Board after such date on the date each first becomes a Director of the Company, subject to and conditioned upon shareholder approval as aforesaid if granted prior to the Amendment Approval Date.

     7.2 Subsequent Option Grants. Beginning on January 1, 1996 and on January 1 of each year thereafter, each Director who is a Director on that date shall be granted an Option to purchase such number of shares of Stock as equals the Option Amount.

     7.3 Exercise Price for Options. The exercise price per share of Stock covered by each Option shall be the Fair Market Value of the Stock on the date the Option is granted. The exercise price of an Option granted under the Plan shall be subject to adjustment to the extent provided in Section
4.3 hereof.

     7.4 Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the Director to whom such Option is granted, The stock option agreement may contain such other terms, provisions and conditions as may be determined by the Committee and not inconsistent with the Plan. Each Option granted under the Plan shall vest and become exercisable as to 1/12 of the shares covered thereby on a monthly basis such that the option will be fully exercisable one year after its date of grant. The term of each Option shall be ten (10) years from the date of grant, unless a shorter period is required to comply with any applicable law, in which case such shorter period shall apply.

     7.5 Assignability of Options. Each Option granted pursuant to the Plan shall, during the Director's lifetime, be exercisable only by the Director, and the Option shall not be transferable by the Director by operation of law or otherwise other than by will or the laws of descent and distribution.

     7.6 Payment Upon Exercise. Payment of the exercise price upon exercise of any Option granted under the Plan shall be made in whole or in part with cash or cash equivalents (including personal checks).

SECTION 8

RIGHTS OF DIRECTORS

     Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to the Certificate of Incorporation or bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company.


SECTION 9

GENERAL RESTRICTIONS

     9.1 Investment Representations. The Company may require any Director to whom an Option or Restricted Stock Award is granted, as a condition of receiving such Option or Restricted Stock Award or exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Option or Stock subject to the Restricted Stock Award or Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

     9.2 Compliance With Securities Laws. Each Option or Restricted Stock Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option or Restricted Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Restricted Stock Award or Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
     9.3 Taxes. Each Director shall make appropriate arrangements for the satisfaction of any applicable federal, state or local income or other tax withholding requirements applicable to any Restricted Stock Award or Option granted hereunder. In addition, each Director shall provide the Company with a copy of any election which such Director may make under Section 83(b) of the Code with respect to a Restricted Stock Award.

SECTION 10

PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable and, provided further that no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue
Code, the Employment Retirement Income Security Act, or the rules promulgated thereunder.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock Awards theretofore granted under the Plan without the consent of the Director holding such Options or Restricted Stock Awards.


SECTION 11
REQUIREMENTS OF LAW

     11.1 Compliance with Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     11.2 Rule 16b-3. Awards and transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the Plan as a formula plan, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

     11.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of California.

SECTION 12

DURATION OF THE PLAN

     The Plan shall terminate ten years after the date the Plan is first approved by stockholders of the Company or at such earlier time as may be determined by the Board, and no Options or Restricted Stock Awards shall be granted after such termination.